                                                                 Exhibit (h)(14)

                             SERVICING AGREEMENT FOR
                   NORTHERN INSTITUTIONAL FUNDS SERVICE SHARES

Gentlemen:

The Trust is an open-end management investment company that includes various money market investment portfolios (the "Portfolios"). Shares of each Portfolio are divided into three separate classes, including the Service Shares.

You are a bank, a trust company or other financial institution (the "Service Agent") with customers who are or may become the beneficial owners of Service Shares of one or more Portfolios (the "Customers"). You are willing to perform certain services with respect to the Customers investing in Service Shares of one or more Portfolios. In addition, you may wish to offer to your Customers an automated cash management sweep program (hereinafter the "Program") under which funds in the Customers' accounts over a specified minimum amount will be "swept" (i.e., automatically transmitted) on a daily basis into Service Shares of one or more Portfolios. Accordingly, the Service Agent and The Northern Trust Company ("Northern") agree as follows:

     1. With respect to Customers who beneficially own Service Shares, the Service Agent hereby agrees to perform the following administrative support services: (a) establish and maintain individual accounts and records with respect to Service Shares owned by each Customer; (b) process and issue confirmations concerning Customer orders to purchase, redeem and exchange shares promptly and in accordance with the then-effective prospectus for Service Shares; (c) receive and transmit funds representing the purchase price or redemption proceeds of Service Shares; (d) process dividend payments on behalf of Customers; (e) forward to Customers shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); and (f) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws.

     2.1 The Service Agent may establish a Program for its Customers upon such terms and conditions (including the types of accounts eligible to participate in such a Program; the minimum account balances over which funds in such accounts will be swept into Service Shares; the minimum excess balances in such accounts, if any, which will be swept; and the frequency of sweeps of excess account balances) as the Service Agent shall determine. No Customer account shall be permitted to participate in the Program except upon the execution by the Customer of (a) an account opening agreement, (b) authorization for the Service Agent to effect the sweep of funds in such accounts in accordance with the terms of the Program, and (c) all necessary Trust account application forms.

     2.2 The Service Agent will be responsible for providing all electronic data processing facilities as shall be necessary to establish and operate the Program, and for the proper transmission of funds and appropriate instructions to the Trust. The procedures for the purchase and redemption of Service Shares, including all relevant time and notification requirements, specified in the then-effective prospectus of the Service Shares, shall govern the purchase and redemption of Service Shares for the accounts of Service Agent Customers under this Agreement, including the purchase and redemption of Service Shares pursuant to the Program.

     2.3 The Service Agent will have exclusive responsibility for establishing and operating the Program for its Customers. The Trust's responsibilities with respect to the Program shall be limited to the proper handling of "swept" funds properly transmitted by the Service Agent, and the proper implementation of Customer and Service Agent share purchase and redemption instructions. The Service Agent agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Agent to determine whether such request is genuine or authorized by the Customer of the Service Agent. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated by the Service Agent, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Agent or any Customer resulting from a failure of the Service Agent to transmit any such request, or from any errors contained in any request.

     3. The Service Agent shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Service Agent shall bear all costs incurred by it in performing such duties.

     4. For the services provided and the expenses incurred by the Service Agent hereunder, Northern on behalf of each Portfolio will pay to the Service Agent a quarterly fee equal on an annual basis to 0.25% of the average daily net asset value of the Service Shares of such Portfolio which are owned beneficially by Customers through the Service Agent during such period. If the total fees to be accrued by a Portfolio on any day with respect to Service Shares of such Portfolio exceed the net income, exclusive of such fees, to be accrued by such Portfolio on Service Shares, the fee payable to the Service Agent with respect to such Portfolio on such day will be reduced by an amount equal to the Service Agent's proportionate share of such excess with respect to Service Shares, in order to avoid adversely affecting the net asset value per share of such class.

     5.1 In effecting the purchase or redemption of Service Shares in accordance with the provisions of the Program or otherwise, the Service Agent represents as follows: (a) it shall act solely as agent or fiduciary for the account of its Customer; (b) each purchase or redemption of Service Shares on behalf of its Customer shall be initiated solely upon the instruction and order of the Customer or pursuant to the Service Agent's proper exercise of investment discretion; and (c) the Customer will have full beneficial ownership of any Service Shares purchased upon its authorization and order. Under no circumstances will the Service Agent make any oral or written representations to the contrary.

     5.2 In performing its duties hereunder, the Service Agent will act in conformity with the then-effective prospectuses and statements of additional information of the Service Shares for the Portfolios, the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

     5.3 Representations and Warranties. The Service Agent represents and warrants that:

     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws,
          (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party;

     (b) it will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless it has obtained the licenses required by such law; and

     (c) it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement.

     5.4 In addition to the foregoing, with respect to the purchase, redemption or exchange of Service Shares for Customer accounts with respect to which the Service Agent is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Agent is a fiduciary or party in interest, the Service Agent represents that the purchase, redemption or exchange of Service Shares, and the Service Agent's receipt of the relevant fee described in paragraph 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

     6.1 This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the April 30 of the next year following the year in which this Agreement becomes effective, and thereafter shall continue automatically for successive annual periods ending on April 30, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class and the Premier Class, this Agreement or any related agreements (the "Independent Trustees") cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without penalty, by Northern (including by vote of a majority of the Independent Trustees) or by Service Agent upon notice to the other party. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement.

     6.2 The Service Agent agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust from and against any losses, claims, damages, expenses (including fees and expenses of counsel) or liabilities ("Damages") to which Northern, the Trust or such person may become subject in so far as such Damages arise out of the failure of the Service Agent or its employees, agents or Customers to comply with the Service Agent's obligations under this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent's or employee's gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Service Agent may otherwise have.

     7. The Service Agent shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder and shall have no authority to act for or represent Northern or the Trust. In addition, no officer or employee of the Service Agent shall be deemed to be an employee or agent of the Trust or Northern, nor will be subject, in any respect, to the supervision of Northern or any affiliate thereof. Neither the Service Agent nor any of its officers, employees or agents are authorized to make any representations concerning the Trust or Service Shares except those contained in the Trust's then-current prospectuses and statements of additional information for Service Shares or in such supplemental literature or advertising as may be authorized by the Trust. The fees payable to the Service Agent pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Service Shares.

     8. This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

     9. The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, together with all amendments thereto (the "Declaration"), is on file with the Trust. The name "Northern Institutional Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or a Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of the applicable Portfolio or class thereof. Only the Service Shares of a particular Portfolio shall be responsible for the fees payable hereunder with respect to such Shares.

     10. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of Illinois (except with respect to paragraph 9, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Company, 50 South LaSalle, Chicago, IL 60675.

                                          Very truly yours,

                                          THE NORTHERN TRUST COMPANY


Date:                                     By:
     ---------------------------------       -----------------------------------
                                                     Authorized Officer


                                          Accepted and Agreed to:


                                          --------------------------------------
                                          (Name of Service Agent)


Date:                                     By:
     ---------------------------------       -----------------------------------
                                                     Authorized Officer

                                          Address:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                             SERVICING AGREEMENT FOR
                   NORTHERN INSTITUTIONAL FUNDS PREMIER SHARES

Gentlemen:

The Trust is an open-end management investment company that includes various money market investment portfolios (the "Portfolios"). Shares of each Portfolio are divided into three separate classes, including the Premier Shares.

You are a bank, a trust company or other financial institution (the "Service Agent") with customers who are or may become the beneficial owners of Premier Shares of one or more Portfolios (the "Customers"). You are willing to perform certain services with respect to the Customers investing in the Premier Shares of one or more Portfolios. In addition, you may wish to offer to your Customers an automated cash management sweep program (hereinafter the "Program") under which funds in the Customers' accounts over a specified minimum amount will be "swept" (i.e., automatically transmitted) on a daily basis into shares of one or more Portfolios. Accordingly, the Service Agent and The Northern Trust Company ("Northern") agree as follows:

     1. With respect to Customers who beneficially own Premier Shares, the Service Agent hereby agrees to perform the following administrative support services: (a) establish and maintain individual accounts and records with respect to Premier Shares owned by each Customer; (b) process and issue confirmations concerning Customer orders to purchase, redeem and exchange shares promptly and in accordance with the then-effective prospectus for Premier Shares; (c) receive and transmit funds representing the purchase price or redemption proceeds of Premier Shares; (d) process dividend payments on behalf of Customers; (e) forward to Customers shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); and (f) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws. With respect to Customers who beneficially own Premier Shares, the Service Agent hereby agrees to perform the following personal and account maintenance services: (a) provide facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio;
(b) assist Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Agents; (c) provide services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (d) act as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (e) perform any similar personal and account maintenance services.

     2.1 The Service Agent may establish a Program for its Customers upon such terms and conditions (including the types of accounts eligible to participate in such a Program; the minimum account balances over which funds in such accounts will be swept into Premier Shares; the minimum excess balances in such accounts, if any, which will be swept; and the frequency of sweeps of excess account balances) as the Service Agent shall determine. No Customer account shall be permitted to participate in the Program except upon the execution by the Customer of (a) an account opening agreement, (b) authorization for the Service Agent to effect the sweep of funds in such accounts in accordance with the terms of the Program, and (c) all necessary Trust account application forms.

     2.2 The Service Agent will be responsible for providing all electronic data processing facilities as shall be necessary to establish and operate the Program, and for the proper transmission of funds and appropriate instructions to the Trust. The procedures for the purchase and redemption of Premier Shares, including all relevant time and notification requirements, specified in the then-effective prospectus of the Premier Shares, shall govern the purchase and redemption of Premier Shares for the accounts of Service Agent Customers under this Agreement, including the purchase and redemption of Premier Shares pursuant to the Program.

     2.3 The Service Agent will have exclusive responsibility for establishing and operating the Program for its Customers. The Trust's responsibilities with respect to the Program shall be limited to the proper handling of "swept" funds properly transmitted by the Service Agent, and the proper implementation of Customer and Service Agent share purchase and redemption instructions. The Service Agent agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Agent to determine whether such request is genuine or authorized by the Customer of the Service Agent. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated by the Service Agent, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Agent or any Customer resulting from a failure of the Service Agent to transmit any such request, or from any errors contained in any request.

     3. The Service Agent shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Service Agent shall bear all costs incurred by it in performing such duties.

     4. For the services provided and the expenses incurred by the Service Agent hereunder, Northern on behalf of each Portfolio will pay to the Service Agent a quarterly fee equal on an annual basis to 0.50% of the average daily net asset value of the Premier Shares of such Portfolio which are owned beneficially by Customers through the Service Agent during such period. Of these fees, no more than half of the fee payable with respect to Premier Shares will be for personal and account maintenance services and expenses. If the total fees to be accrued by a Portfolio on any day with respect to Premier Shares of such Portfolio exceed the net income, exclusive of such fees, to be accrued by such Portfolio on Premier Shares, the fee payable to the Service Agent with respect to such Portfolio on such day will be reduced by an amount equal to the Service Agent's proportionate share of such excess with respect to Premier Shares, in order to avoid adversely affecting the net asset value per share of such class.

     5.1 In effecting the purchase or redemption of Premier Shares in accordance with the provisions of the Program or otherwise, the Service Agent represents as follows: (a) it shall act solely as agent or fiduciary for the account of its Customer; (b) each purchase or redemption of

Premier Shares on behalf of its Customer shall be initiated solely upon the instruction and order of the Customer or pursuant to the Service Agent's proper exercise of investment discretion; and (c) the Customer will have full beneficial ownership of any Premier Shares purchased upon its authorization and order. Under no circumstances will the Service Agent make any oral or written representations to the contrary.

     5.2 In performing its duties hereunder, the Service Agent will act in conformity with the then-effective prospectuses and statements of additional information of the Premier Shares for the Portfolios, the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

     5.3 Representations and Warranties. The Service Agent represents and warrants that:

     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws,
          (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party;

     (b) it will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless it has obtained the licenses required by such law; and

     (c) it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement.

     5.4 In addition to the foregoing, with respect to the purchase, redemption or exchange of Premier Shares for Customer accounts with respect to which the Service Agent is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Agent is a fiduciary or party in interest, the Service Agent represents that the purchase, redemption or exchange of Premier Shares, and the Service Agent's receipt of the relevant fee described in paragraph 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

     6.1 This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the April 30 of the next year following the year in which this Agreement becomes effective, and thereafter shall continue automatically for successive annual periods ending on April 30, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class and the Premier Class, this Agreement or any related agreements (the "Independent Trustees") cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without penalty, by Northern (including by vote of a majority of the Independent Trustees) or by Service Agent upon notice to the other party. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth below.

     6.2 The Service Agent agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust from and against any losses, claims, damages, expenses (including fees and expenses of counsel) or liabilities ("Damages") to which Northern, the Trust or such person may become subject in so far as such Damages arise out of the failure of the Service Agent or its employees, agents or Customers to comply with the Service Agent's obligations under this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent's or employee's gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Service Agent may otherwise have.

     7. The Service Agent shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder and shall have no authority to act for or represent Northern or the Trust. In addition, no officer or employee of the Service Agent shall be deemed to be an employee or agent of the Trust or Northern, nor will be subject, in any respect, to the supervision of Northern or any affiliate thereof. Neither the Service Agent nor any of its officers, employees or agents are authorized to make any representations concerning the Trust or Premier Shares except those contained in the Trust's then-current prospectuses and statements of additional information for Premier Shares or in such supplemental literature or advertising as may be authorized by the Trust. The fees payable to the Service Agent pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Premier Shares.

     8. This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

     9. The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, together with all amendments thereto (the "Declaration"), is on file with the Trust. The name "Northern Institutional Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or a Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of the applicable Portfolio or class thereof. Only the Premier Shares of a particular Portfolio shall be responsible for the fees payable hereunder with respect to such Shares.

     10. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of Illinois (except with respect to paragraph 9, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Company, 50 South LaSalle, Chicago, IL 60675.

                                          Very truly yours,

                                          THE NORTHERN TRUST COMPANY


Date:                                     By:
     ---------------------------------       -----------------------------------
                                                     Authorized Officer


                                          Accepted and Agreed to:


                                          --------------------------------------
                                          (Name of Service Agent)


Date:                                     By:
     ---------------------------------       -----------------------------------
                                                     Authorized Officer


                                          Address:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------